Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No.333-53188 and No. 333-53190) on Form S-8 of Integrated Surgical Systems, Inc. of our report dated March 30, 2009, relating to our audit of the financial statements, which appears in this Annual Report on Form 10-K of Integrated Surgical Systems, Inc. for the year ended December 31, 2008.


SingerLewak LLP
Los Angeles, California

March 30, 2009